Exhibit 10.23.1

NON-QUALIFIED STOCK OPTION AGREEMENT
under the
PARAGON SOLUTIONS, INC.
2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

Optionee: [Name]

Number Shares Subject to Option:  [Number]

Exercise Price per Share:  $[Number]

Date of Grant:  September       , 2001

1.                                       Grant of Option.  Paragon Solutions, Inc. (the “Company”) hereby grants to the Optionee named above (the “Optionee”), under the Paragon Solutions, Inc. 2001 Non-Employee Directors Stock Option Plan (the “Plan”), a Non-Qualified Stock Option to purchase, on the terms and conditions set forth in this agreement (this “Option Agreement”), the number of shares indicated above of the Company’s $0.001 par value common stock (the “Stock”), at the exercise price per share set forth above (the “Option”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

2.                                       Vesting of Option.  The Option is exercisable in full as of the date of the grant.

3.                                       Period of Option and Limitations on Right to Exercise.  The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c) and (d) below, provide in writing that the Option will extend until a later date:

(a)                                  The Option shall lapse as of 5:00 p.m., Eastern Time, on September 1, 2004 (the “Expiration Date”).

(b)                                 The Option shall lapse on the date of the Optionee’s termination of service for any reason other than the Optionee’s death or Disability.

(c)                                  If the Optionee’s employment terminates by reason of Disability, the Option shall lapse one year after the date of the Optionee’s termination of employment.

(d)                                 If the Optionee dies while employed or during the one-year period described in subsection (c) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee’s death.  Upon the Optionee’s death, the Option may be exercised by the Optionee’s beneficiary.

If the Optionee or his beneficiary exercises an Option after termination of service, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee’s termination of service (including vesting by acceleration in accordance with Article 13 of the Plan).

4.                                       Exercise of Option.  The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Exhibit A, or such other form as the Committee may approve.  If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option.  Unless the exercise is a broker-assisted “cashless exercise” as described below, such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee (which shares may be delivered by attestation or actual delivery of one or more certificates), or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months.  The Fair Market Value of the surrendered Stock as of the last trading day immediately prior to the exercise date shall be used in valuing Stock used in payment of the exercise price.  To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price.  In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company on the settlement date.

Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Company.  No fractional shares of Stock shall be issued upon exercise of the Option.

5.                                       Lock-Up Period.  Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Option Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the 1933 Act.  Such restriction shall apply only to the first registration statement of the Company to become effective under the 1933 Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

6.                                       Withholding.  The Company has the authority and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Option.  Such withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from the Option shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

7.                                       Limitation of Rights.  The Option does not confer to the Optionee or the Optionee’s personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option.  Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate the Optionee’s service at any time, nor confer upon the Optionee any right to continue in the service of the Company or any Parent or Subsidiary.

8.                                       Stock Reserve.  The Company shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

9.                                       Optionee’s Covenant.  Optionee hereby agrees to use his or her best efforts to provide services to the Company in a workmanlike manner and to promote the Company’s interests.  In the event the Option Shares have not been registered under the 1933 Act at the time the Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

10.                                 Restrictions on Transfer and Pledge.  The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company or a Parent or Subsidiary.  The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code; provided, however, that the Committee may (but need not) permit other transfers where the

Committee concludes that such transferability (i) does not result in accelerated taxation and (ii) is otherwise appropriate and desirable, taking into account  any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options.  The Option may be exercised during the lifetime of the Optionee only by the Optionee or any permitted transferee.

11.                                 Restrictions on Issuance of Shares.  If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

12.                                 Right of First Refusal.  Except as provided in Section 12(g) below, before any Option Shares held by Optionee or any transferee (either, a “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Option Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a)                                  Notice of Proposed Transfer.  The Holder of the Option Shares shall deliver to the Company a written notice (the “Notice”) stating (i) the Holder’s bona fide intention to sell or otherwise transfer such Option Shares, (ii) the name of each proposed purchaser or other transferee (each a “Proposed Transferee”), (iii) the number of Option Shares to be transferred to each Proposed Transferee, and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Option Shares (the “Offered Price”), and the Holder shall offer the Option Shares at the Offered Price to the Company or its assignee(s).

(b)                                 Exercise of Right of First Refusal.  At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder (the “Repurchase Notice”), elect to purchase all, but not less than all, of the Option Shares proposed to be transferred to any one or more Proposed Transferees, at the purchase price determine in accordance with subsection (c) below.

(c)                                  Purchase Price.  The purchase price (“Purchase Price”) for the Option Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)                                 Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof, within 30 days after receipt of the later of the Notice, in the manner and at the times set forth therein.

(e)                                  Holder’s Right to Transfer.  If all of the Option Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Option Shares to that Proposed Transferee at the Offered Price or at a higher price; provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws, and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Option Shares in the hands of such Proposed Transferee.  If the Option Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Option Shares held by the Holder may be sold or otherwise transferred.

(f)                                    Exception for Permitted Transfers.  Notwithstanding the foregoing, the Right of First Refusal shall not apply to any transfer of any or all of the Option Shares during Optionee’s lifetime, or on Optionee’s death by will or the laws of descent and distribution, to Optionee’s spouse, lineal descendants or antecedents, parents, or siblings, or to trusts for the benefit of such persons (“Permitted Transferees”); provided that (i) the transferring Optionee shall give the Corporate Secretary of the Company at least 10 days’ prior written notice before effecting such transfer, (ii) the transferee shall receive and hold the Option Shares so transferred subject to the provisions of this Right of First Refusal and shall furnish the Company with a written agreement to be bound by and comply with this Right of First Refusal, if so requested by the Company, and (iii) there shall be no further transfer of such Option Shares except in accordance with the terms of this Right of First Refusal, and such transferee shall be treated as a “Holder” for purposes of this Agreement.

(g)                                 Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to any Option Shares upon an initial Public Offering of the Company’s Stock.

13.                                 Plan Controls.  The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

14.                                 Successors.  This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

15.                                 Severability.  If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

16.                                 Notice.  Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to:

Paragon Solutions, Inc.
3625 Brookside Parkway
Suite 300
Alpharetta, Georgia 30022
Attn: Philip Jacobs, Secretary

or any other address designated by the Company in a written notice to the Optionee.  Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

17.                                 Tax Consequences.  Set forth below is a brief summary as of the Date of Grant of some of the federal tax consequences of exercise of the Option and disposition of the Option Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE OPTION SHARES.

(a)                                  Exercise of Non-Qualified Stock Option.  Upon exercise of a non-qualified stock option, Optionee normally will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Option Shares on the date of exercise over the Exercise Price.  The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Option Shares if such withholding amounts are not delivered at the time of exercise.

(b)                                 Disposition of Shares.  In the case of a non-qualified stock option, any gain realized on disposition of the Option Shares will be treated as capital gain, which may be long-term or short-term depending on the period that the Option Shares were held.

IN WITNESS WHEREOF, Paragon Solutions, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

PARAGON SOLUTIONS, INC.

By:
Name: Title:

OPTIONEE:

[Name]